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                                                                     EXHIBIT 3.1
                         AMENDED AND RESTATED BYLAWS OF

                         GROUP TECHNOLOGIES CORPORATION

                              AS OF APRIL 19, 1996


                                   ARTICLE I

                                    OFFICES


     The principal office of the corporation in the State of Florida shall be located in the City of Tampa. The corporation may have such other offices, either within or without the State of Florida, as the business of the corporation may require from time to time.


                                   ARTICLE II

                                  SHAREHOLDERS


     SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held between January 1st and December 31st each year, beginning with the year 1997, on such date and at such hour as may be specified in the Notice of Meeting or in a duly executed Waiver of Notice thereof, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next business day which is not a legal holiday. If the election of directors shall not be held on the day designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders to be held as soon thereafter as may be convenient.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders of the corporation may be called in accordance with the corporation's articles of incorporation.

     SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place within or without the State of Florida as the place of meeting for any annual meeting, or any place either within or without the State of Florida as the place of meeting for any special meeting called by the Board of Directors.

     If no designation is made, or if a special meeting be called by other than the Board of Directors, the place of meeting shall be the principal office of the corporation in the State of Florida, except as provided in Section 5 of this Article.

     SECTION 4. NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by telegraph, teletype or other form of wire or wireless communication,

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or by mail or private carrier, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting, except when a longer period of time is required by statute. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the shareholder at his address as it appears on the records of the corporation, with first class postage thereon prepaid.

     SECTION 5. MEETING OF ALL SHAREHOLDERS. If all of the shareholders shall meet at any time and place, either within or without the State of Florida, and consent to the holding of a meeting, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

     SECTION 6. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided herein, such determination shall apply to any adjournment thereof unless the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting, in which case the Board of Directors shall fix a new record date.

     SECTION 7. VOTING LISTS AND SHARE LEDGER. The secretary shall prepare or cause to be prepared a compete list of the shareholders entitled to notice of any meeting, or any adjournment thereof, arranged by voting group (and within each voting group by class or series of shares) in alphabetical order, with the address of and the number of shares held by each shareholder, which list, for a period of ten (10) business days (or such shorter time as may exist) prior to any meeting and continuing through the meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the meeting and shall be subject to the inspection of any shareholder during the meeting or any adjournment thereof. The original share ledger or stock transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to the transfer book, or the shareholders entitled to vote at any meeting of shareholders or to receive any dividend.

     SECTION 8. QUORUM. A majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. The shareholders present at a duly organized meeting can continue to do business for the remainder of the meeting and for any adjournment thereof until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, unless a new record date is or must be set for that adjourned meeting.

     SECTION 9. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. A shareholder may revoke his proxy at any time prior to the establishment of a quorum at any meeting of shareholders. Such revocation shall be in writing and delivered to the secretary of the corporation prior to the time the presence of a quorum has been determined and declared.

     SECTION 10. ACTION BY CONSENT OF SHAREHOLDERS. Any action required or permitted to be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if one or more consents in writing, setting forth the

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action so taken, shall be dated and signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such written consent(s) shall be delivered to the corporation by delivery to its principal office in Florida, its principal place of business, the corporate secretary, or another officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Within ten (10) days after obtaining such authorization by written consent, notice must be given to those shareholders who have not consented in writing or who are not entitled to vote on the action.


                                  ARTICLE III

                                   DIRECTORS


     SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed under the direction of a Board of Directors.

     SECTION 2. NUMBER AND TENURE. The number of directors of the corporation shall be not less than three (3) nor more than twelve (12). The Board of Directors may from time to time designate the number of directors which shall constitute the whole Board. The number of directors shall initially be three
(3). Each director elected by the shareholders shall hold office for the term which he is elected or until his successor shall have been elected and qualifies for the office, whichever period is longer.

     SECTION 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without notice other than this bylaw, immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Florida, for the holding of additional meetings without other notice than such resolution.

     SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board or a majority of the directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Florida, as the place for holding any special meeting of the Board of Directors called by them.

     SECTION 5. NOTICE. Notice of any special meeting shall be given at least two (2) days prior thereto by telephone, by written notices delivered personally or mailed to each director at his address on file with the corporation, or by telegram or other form of electronic communication. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his arrival) objects to the transaction of any business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.


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     SECTION 6. QUORUM. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     SECTION 7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors; provided, however, that the Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive and one or more other committees, including, without limitation, and audit committee and a compensation committee, each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, but no such committee shall have the authority of the Board of Directors to: [a] approve or recommend to shareholders actions or proposals required by Florida law to be approved by the shareholders; [b] fill vacancies on the Board of Directors or on any of its committees; [c] adopt, amend or repeal bylaws; [d] authorize or approve reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or [e] authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences and limitations of a voting group, except that the Board of Directors may authorize a committee (or senior executive officer of the corporation) to do so within limits specifically prescribed by the Board of Directors.

     SECTION 8. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall serve until the next shareholders' meeting at which directors are elected.

     SECTION 9. COMPENSATION. The Board of Directors shall have authority of fix the compensation of directors.

     SECTION 10. ACTION BY CONSENT OF DIRECTORS. Any action required or permitted to be taken at a meeting of the Board of Directors or at a meeting of a committee, may be taken without a meeting if a consent, in writing, setting forth the action so taken shall be signed by all of the directors, or all of the members of the committee, as the case may be, and included in minutes or filed with the corporate records.


                                   ARTICLE IV

                                    OFFICERS


     SECTION 1. DESIGNATION OF OFFICERS. The officers of the corporation shall be a president, one or more vice presidents, a treasurer, a secretary, and such other officers, including, without limitation, a chairman of the board, a chief executive officer, one or more assistant treasurers and one or more assistant secretaries, as may be provided by the Board of Directors and elected in accordance with the provisions of this article.

     SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election

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shall be held as soon thereafter as convenient.  Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed from office in the manner hereinafter provided.

     SECTION 3. REMOVAL. Any officer elected by the Board of Directors may be removed by the Board of Directors, with or without cause, whenever in its judgment the best interest of the corporation would be served thereby, by such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     SECTION 4. CHAIRMAN OF THE BOARD. The Board of Directors shall appoint one of its members to be chairman of the board to serve at the pleasure of the Board. He shall preside at all meetings of the Board of Directors and at all meetings of the shareholders. The chairman of the board shall supervise the carrying out of the policies adopted or approved by the Board. He shall have general executive powers, as well as the specific powers conferred by these bylaws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to him by the Board of Directors.

     SECTION 5. PRESIDENT. The Board of Directors shall appoint the president of the corporation. The president may sign, with the secretary, or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; he shall have authority to vote all shares of stock in other corporations owned by the corporation, unless the Board of Directors designates and appoints another person as proxy for the corporation; and in the general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time. In the event the Board does not appoint a chief executive officer or in his absence or in the event of his inability or refusal to act, the president shall perform the duties of chief executive officer. The Board in its discretion may appoint the same member to the office of chairman of the board and president. When the member of the Board holds the office of chairman of the board and president, a vice chairman of the board shall be appointed to preside at any meeting of the Board at which the chairman is not present.

     SECTION 6. CHIEF EXECUTIVE OFFICER. The chief executive officer shall be the principal executive officer of the corporation and shall in general supervise and control all of the business affairs of the corporation and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time. The Board in its discretion may appoint the same member to the office of chief executive officer and chairman of the board and/or president.

     SECTION 7. VICE PRESIDENT. The Board shall appoint as many vice presidents as it deems necessary and may designate one or more vice presidents as executive vice president of the corporation. Such executive vice president (or in the event no executive vice president is appointed, the vice president in the order designated at the time of their election or, in the absence of any designation, then in the order of their appointment) shall, in the absence of the president and chief executive officer or in the event of his or their inability or refusal to act, perform the duties of such office(s) and, when so

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acting, shall have all the powers of and be subject to all the restrictions upon such office(s). Any vice president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation and shall perform such other duties as from time to time may be assigned to them by the president or by the Board of Directors.

     SECTION 8. TREASURER. If required by the Board of Directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: [a] have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these bylaws; [b] in general, perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or the Board of Directors.

     SECTION 9. SECRETARY. The secretary shall: [a] keep the minutes of the shareholders; and of the Board of Directors' meetings in one or more books provided for that purpose; [b] see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; [c] be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these bylaws; [d] keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; [e] in general, perform all duties incident to the office of secretary and such duties as from time to time may be assigned to him by the president or by the Board of Directors. The secretary may also be designated as registrar of the corporation. Both the secretary and the registrar of the corporation shall have authority to sign with the president, or vice president, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors, have general charge of the stock transfer books of the corporation and take all actions necessary for transfer of shares on the books of the corporation.

     SECTION 10. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES.
The assistant treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant secretaries, as and if authorized by the Board of Directors, may sign with the president or vice president certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers and assistant secretaries in general shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president or the Board of Directors.


                                   ARTICLE V

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS


     SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instruments in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.


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     SECTION 2. LOANS.  No loans shall be contracted on behalf of the corporation, and no evidences of indebtedness shall be issued in its name unless authorized in advance or by ratification, by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     SECTION 3. CHECKS, DRAFTS, ORDERS, ETC. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.


                                   ARTICLE VI

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER


     SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the president or vice president and by the secretary or an assistant secretary (including by facsimile signature) and may be sealed with the seal of the corporation or a facsimile thereof. All certificates surrendered to the corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

     SECTION 2. TRANSFER OF SHARES. Transfer of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.


                                  ARTICLE VII

                                  FISCAL YEAR


     The fiscal year of the corporation shall begin on the first day of January and end on the last day of December of each calendar year.

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                                  ARTICLE VIII

                                WAIVER OF NOTICE


     Whenever any notice whatever is required to be given under the provisions of these bylaws, or under the provisions of the Articles of Incorporation, or under the provisions of the corporation laws of the State of Florida, waiver thereof in writing, signed by the person, or persons, entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


                                  ARTICLE  IX

                              AMENDMENT OF BYLAWS


     The Board of Directors may alter, amend or rescind the bylaws, subject to the rights of shareholders to replace or modify such actions.


                                   ARTICLE X

                                INDEMNIFICATION


     Each person who is or was a director, officer, employee or agent of the corporation, whether elected or appointed, and each person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, whether elected or appointed, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, including the heirs, executors, administrators or estate of any such person, shall be indemnified by the corporation to the full amount against any liability, and the reasonable cost or expense (including attorneys' fees, monetary or other judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) incurred by such person in such person's capacity as a director, officer, employee or agent or arising out of such person's status as a director, officer, employee or agent; provided, however, no such person shall be indemnified against any such liability, cost or expense incurred in connection with any action, suit or proceeding in which such person shall have been adjudged liable on the basis that personal benefit was improperly received by such person or if such indemnification would be prohibited by law. Such right shall be a contract right and shall include the right to be paid by the corporation the reasonable expenses incurred in defending any threatened or pending action, suit or proceeding in advance of its final disposition; provided, however, that such advance payments of expenses shall be made only after delivery to the corporation of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall be determined that such person is not entitled to such indemnification. Any repeal or modification of this Section shall not affect any rights or obligations then existing. If any indemnification payment required by this Section is not paid by the corporation within ninety (90) days after a written claim has been received by the corporation, the director, officer, employee or agent may at any time thereafter bring suit against the corporation to recover the unpaid amount and, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting such claim. The corporation may

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maintain insurance, at its own expense, to protect itself and any such person against any such liability, cost or expense, whether or not the corporation would have the power to indemnify such person against such liability, cost or expense under the laws of the State of Florida or under this Section, but it shall not be obligated to do so. The indemnification provided by this Section shall not be deemed exclusive of any other rights which those seeking indemnification may have or hereafter acquire under any bylaw, agreement, statute, vote of shareholders or Board of Directors or otherwise. If this Section or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each such person, to the full extent permitted by any applicable portion of this Section that shall not have been invalidated or by any other applicable law. For the purposes of this Section, reference to "the corporation" includes all constituents absorbed in a consolidation or merger as well as the resulting or surviving corporation.



                                   ARTICLE XI

                                    AUDITORS


     The corporation's books of account shall be examined annually by an independent firm of public accountants whose selection shall be made by the Board of Directors after recommendation by management. Upon completion of the examination by the auditors, a report shall be prepared and submitted to the Board of Directors.

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